UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 9, 2017
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.   Bankruptcy or Receivership.

On April 9, 2017 (the “Petition Date”), Ciber, Inc. (the “Company”) and its subsidiaries Ciber International LLC and Ciber Consulting, Inc. (together with the Company, the “Debtors”) filed voluntary petitions seeking relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court in the District of Delaware (the “Bankruptcy Court”). The Chapter 11 cases are expected to be administered under the caption “In re Ciber, Inc., et al.”, Case No. 17-10772 (the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Chapter 11 Cases, the Debtors filed a motion seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in a form of Debtor-in-Possession (“DIP”) Credit Agreement (the “DIP Credit Agreement”), with respect to the Company and Wells Fargo Bank NA (“Wells Fargo”), as lender and administrative agent for the lenders that will be party to the DIP Credit Agreement (collectively, the “DIP Lenders”). Wells Fargo is the lender under the Company’s Asset Based Lending Facility, dated as of May 7, 2012 and as amended from time to time (the “Credit Facility”). The Company and its subsidiaries Ciber International LLC and Ciber Consulting, Inc. will be borrowers under the DIP Credit Agreement.

The DIP Credit Agreement provides for a secured super-priority debtor-in-possession revolving credit facility of up to $41,000,000 (the “DIP Financing”). The DIP Financing will be used for (i) general working capital and operational expenses, (ii) administration of the Chapter 11 Cases (in each case of (i) and (ii), in accordance with the cash flow budget prepared by the Debtors and approved by the DIP Lenders), and (iii) costs, expenses, closing payments, and all other payment amounts contemplated in the DIP Credit Agreement. The DIP Financing is subject to Bankruptcy Court approval, and the Debtors have filed a motion with the Bankruptcy Court seeking that approval.

The Debtors will begin immediately a process, called a “363 Sale Process”, to solicit bids and conduct a sale to one or more third parties of substantially all of the assets of the Debtors under Section 363 of the Bankruptcy Code. On April 10, 2017, the Company entered into a “stalking horse” Asset Purchase Agreement (the “Purchase Agreement”) with Capgemini America, Inc. (the “Buyer”), pursuant to which the Buyer agreed to purchase substantially all of the assets of the Company in North America and India (such assets, the “Assets,” and such transaction, the “Asset Sale”). No stalking horse bidder is in place for the remainder of the Company’s assets.

The Company has sought the Bankruptcy Court’s approval of the Buyer as the “stalking horse” bidder of the Assets. If approved by the Bankruptcy Court as the stalking horse bidder, the Buyer’s offer to purchase the Assets, as set forth in the Purchase Agreement, would be the standard by which any other bids to purchase the Assets would be evaluated.

The Purchase Agreement provides for consideration to be paid by the Buyer in the form of assumption of specified liabilities and payment in cash to the Company of $50,000,000. The transaction is subject to certain closing conditions as specified in the Purchase Agreement. The Purchase Agreement also provides for expense reimbursement and a break-up fee, in each case payable to the Buyer upon the occurrence of certain events.

The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the DIP Credit Agreement filed with the Bankruptcy Court.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.03 of this Form 8-K regarding the DIP Financing is incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the Credit Facility. As of April 7, 2017, there was $28,494,601 in outstanding borrowings under the Credit Facility.

The Credit Facility provides that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Credit Facility are automatically stayed as a result of the Chapter 11 Cases, and the creditor’s rights of enforcement in respect of the Credit Facility are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 10, 2017, the New York Stock Exchange (“NYSE”) announced that it has suspended trading in the Company’s common stock and has determined to commence proceedings to delist the common stock. The NYSE determined that the Company’s common stock is no longer suitable for listing pursuant to Section 802.01D of the NYSE because of the Chapter 11 Cases disclosed above. In reaching its delisting determination, the staff of the NYSE also noted the uncertainty as to the timing and outcome of the bankruptcy process, as well as the ultimate effect of the process on the value of the Company’s common stock.

Under the NYSE delisting procedures, the Company has a right to a review of this determination by a Committee of the Board of Directors of the NYSE, provided a written request for such review is filed with the Assistant Corporate Secretary of the NYSE within ten business days after receiving the notice of delisting. The Company has decided not to seek this review.

The Company understands that its common stock may commence trading on the OTC Pink Open Market. The Company has not sought this trading market and can provide no assurance that its common stock will commence or continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Company’s common stock on this market, whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock will continue on this market in the future.

Item 7.01.   Regulation FD Disclosure.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at a subscription based service known as PACER at https://pacer.mab.uscourts.gov/cgibin/login.pl.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Chapter 11 cases, the Company’s Board of Directors has named Jon Goulding as Chief Restructuring Officer. Mr. Goulding is a noted financial restructuring expert and a Managing Director of Alvarez and Marsal, a leading restructuring firm.

Item 8.01 Other Events.

On April 10, 2017, the Company issued a press release announcing the Chapter 11 Cases and the DIP Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Ciber’s operations, results of operations and other matters that are based on Ciber’s current expectations, estimates, forecasts and projections. Words, such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “positioned,” “potential,” “project,” “should,” and “will” and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a more detailed discussion of these risks, see the information under the “Risk Factors” heading in Ciber’s Annual Report on Form 10-K for the year ended December 31, 2015, Ciber’s Quarterly Report on Form 10-Q for the three months ended September 30, 2016 and Ciber’s Annual Report on Form 10-K for the year ended December 31, 2016, when filed with the SEC, and other documents filed with or furnished to the SEC. Other than as required by law, Ciber undertakes no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Asset Purchase Agreement dated as of April 10, 2017 by and between Ciber, Inc. and Capgemini America, Inc.*
99.1	Press Release dated April 10, 2017

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: April 10, 2017	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Asset Purchase Agreement dated as of April 10, 2017 by and between Ciber, Inc. and Capgemini America, Inc.*
99.1	Press Release dated April 10, 2017

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.